Exhibit 99.1

SANTARUS CONTACTS:	DEPOMED CONTACTS:
Martha L. Hough	Abe Wischnia
VP Finance & Investor Relations	Director, Investor Relations
(858) 314-5824	(650) 462-5900
Debra P. Crawford, Chief Financial Officer	awischnia@depomed.com
(858) 314-5708

Lippert/Heilshorn & Associates, Inc.
Jody Cain (jcain@lhai.com)
Bruce Voss (bvoss@lhai.com)
(310) 691-7100

For Immediate Release

SANTARUS AND DEPOMED ANNOUNCE NEW U.S. COMMERCIALIZATION AGREEMENT

FOR GLUMETZA PRESCRIPTION PRODUCTS

Santarus to have broadened rights and responsibility for GLUMETZA

Depomed to receive royalties on net sales

SAN DIEGO and MENLO PARK, Calif. (August 22, 2011) – Santarus, Inc. (NASDAQ:SNTS) and Depomed, Inc. (NASDAQ:DEPO) today announced that they have entered into a new commercialization agreement for GLUMETZA® (metformin hydrochloride extended release tablets) under which Santarus will assume broad commercial, manufacturing and regulatory responsibilities to replace a promotion agreement that the companies entered into in July 2008. Under the new agreement, Santarus will record revenue from GLUMETZA sales in the U.S. effective September 1, 2011 and over the next few months Depomed will transition most U.S. commercial activities for GLUMETZA to Santarus including managed care contracting, pricing, certain manufacturing activities and distribution.

In addition, Depomed will transfer to Santarus the New Drug Application (NDA) for GLUMETZA and Santarus will be responsible for the product’s pharmacovigilance activities in the U.S. Depomed will have an option for expanded rights to co-promote GLUMETZA to physicians not called on by Santarus.

Under the terms of the new commercialization agreement, Santarus will pay Depomed royalties on net sales of 26.5% in 2011, 29.5% in 2012, 32.0% in 2013 and 2014, and 34.5% in 2015 and beyond. Santarus will pay no additional sales milestones to Depomed that were required under the prior promotion agreement. The new agreement provides for a reduced minimum spend obligation for Santarus for promotional expenses and streamlines the oversight of the brand. In addition, Santarus will reimburse Depomed for 70% of its future costs in ongoing Paragraph IV litigation for GLUMETZA. If Depomed elects to co-promote GLUMETZA, Santarus will be obligated to pay a royalty of 70% of the net sales attributable to prescriptions generated by Depomed’s called on physicians over a pre-established baseline.

“We are pleased to expand our commercial activities for GLUMETZA, a product that we believe has significant potential in the type 2 diabetes market,” said Santarus president and chief executive officer Gerald T. Proehl. “After promoting GLUMETZA for almost three years, our commercial organization is eager to manage contracting and pricing to maximize the potential for the brand. Given our focus on the GLUMETZA brand and the internal resources we have allocated to its promotion, it makes good business sense to transition certain manufacturing activities, distribution and ownership of the NDA for GLUMETZA to our organization. We also believe this agreement will result in greater financial value for both Santarus and Depomed.”

He added, “We are moving forward with new eVoucher and savings card programs for GLUMETZA, which we plan to introduce in the coming months. We believe these new programs will significantly increase patient access to our products for adult patients with type 2 diabetes by reducing the out-of-pocket cost for GLUMETZA to a level roughly equivalent to a Tier 1 copay for patients with commercial insurance.”

Depomed president and chief executive officer Jim Schoeneck said, “This is a good deal for both companies. For Depomed, it should add meaningfully to our bottom line and should lead to further growth in revenues for Depomed as Santarus grows the franchise. We have a great deal of confidence in the Santarus team and their ability to take on expanded commercial activities for GLUMETZA. This transaction allows our commercial, regulatory and manufacturing teams to focus energies on the successful launch of GRALISE™ (gabapentin), our once-daily formulation of gabapentin for the management of postherpetic neuralgia, while also providing us the option to promote GLUMETZA with our new sales force.”

About GLUMETZA

GLUMETZA (metformin hydrochloride extended release tablets) is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes. GLUMETZA may be used concomitantly with a sulfonylurea or insulin to improve glycemic control in adults. GLUMETZA is available in 500 mg and 1000 mg tablets.

Boxed Warning

•    Lactic acidosis can occur due to metformin accumulation. The risk increases with conditions such as sepsis, dehydration, excess alcohol intake, hepatic insufficiency, renal impairment, and acute congestive heart failure.

•    Symptoms include malaise, myalgias, respiratory distress, increasing somnolence, and nonspecific abdominal distress. Laboratory abnormalities include low pH, increased anion gap and elevated blood lactate.

•    If acidosis is suspected, discontinue GLUMETZA and hospitalize the patient immediately.

See full prescribing information for complete boxed warning

GLUMETZA is contraindicated in patients with renal dysfunction, known hypersensitivity to metformin HCl or metabolic acidosis, including diabetic ketoacidosis. Use of concomitant medications that affect renal function or hemodynamic change may interfere with the disposition of metformin and should be used with caution.

Hypoglycemia does not occur in patients receiving GLUMETZA alone but could occur with deficient caloric intake or during concomitant use with other glucose-lowering agents or ethanol. Loss of glycemic control may occur when a stabilized patient is exposed to stress.

In clinical trials, the most common side effects with GLUMETZA monotherapy were diarrhea, nausea, dyspepsia, and upper abdominal pain. In a clinical trial of GLUMETZA combined with a sulfonylurea, the most common side effects included hypoglycemia, diarrhea, and nausea.

For additional information on the product, please access the full prescribing information at www.glumetzaxr.com.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with one approved product on the market and another recently approved product. GRALISE™ (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia (PHN). GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States. The company also has a robust pipeline including SERADA®, which is in Phase 3 clinical development for menopausal hot flashes, as well as earlier stage candidates. Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for controlled release of medications to the upper gastrointestinal tract when dosed with food. Additional information about Depomed may be found on its website, www.depomed.com.

About Santarus

Santarus, Inc. is a specialty biopharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by physician specialists. The company’s current commercial efforts are focused on GLUMETZA® (metformin hydrochloride extended release tablets) and CYCLOSET® (bromocriptine mesylate) tablets, which are indicated as adjuncts to diet and exercise to improve glycemic control in adults with type 2 diabetes.

Santarus also has a diverse development pipeline, including three investigational drugs in Phase III clinical programs: budesonide MMX® for induction of remission of active ulcerative colitis, RHUCIN® (recombinant human C1 inhibitor) for treatment of acute attacks of hereditary angioedema and rifamycin SV MMX® for treatment of travelers’ diarrhea, in addition to other earlier-stage development programs. More information about Santarus is available at www.santarus.com.

Statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by either Santarus or Depomed that any of their respective plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus or Depomed’s businesses, including, without limitation: risks related to the commercialization arrangement between Santarus and Depomed (including Santarus’ ability to increase market demand and sales of GLUMETZA products; competition from other products, unexpected adverse side effects or inadequate therapeutic efficacy of GLUMETZA products; the ability to ensure continued supply of GLUMETZA products in the U.S. market; the scope and validity of patent protection for GLUMETZA products, including the outcome and duration of the ongoing GLUMETZA patent litigation; and the potential for termination of the commercialization agreement); and other risks detailed in Santarus and Depomed’s prior press releases and public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Santarus nor Depomed undertakes any obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Santarus® is a trademark of Santarus, Inc. Depomed® is a trademark of Depomed, Inc. GLUMETZA® is a trademark of Biovail Laboratories International S.r.l. licensed exclusively in the United States to Depomed, Inc. CYCLOSET® is a trademark of VeroScience LLC. MMX® is a trademark of Cosmo Technologies Limited. RHUCIN® is a trademark of Pharming Group NV.

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